                                                                    EXHIBIT 99.2

[POET LOGO]

POET HOLDINGS, INC. INCREASES REVENUES TO $2.1 MILLION IN Q4 2003.

HAMBURG, GERMANY - FEBRUARY 9, 2004. Poet Holdings, Inc. (Prime Standard, ISIN:
US7304471094), a leading provider of comprehensive catalog solutions, today announced financial results for the three month period ended December 31, 2003.

"I am pleased that we were able to grow our revenues sequentially compared to the prior quarter especially in light of the additional efforts created by the ongoing merger process with Versant Corporation. Our operating loss of $889,000 is the best operating result since our IPO in November 1999, especially in light of the fact that we incurred $371,000 in non-recurring expenses related to the merger during the quarter", stated Jochen Witte, President and CEO.

Revenues for the fourth quarter of fiscal 2003 increased 7%, to $2.1 million, as compared with revenues of $2.0 million for the quarter ended September 30, 2003. Revenues from the sale of products for the fourth quarter of fiscal 2003 increased 3% to $1.2 million as compared with product revenues of $1.1 million for the quarter ended September 30, 2003. Of total revenues, 83% were generated in Europe and 17% in other regions. Total costs and operating expenses for the fourth quarter of fiscal 2003 decreased 4% to $3.0 million as compared with $3.1 million for the quarter ended September 30, 2003. Included in total costs and operating expenses for the fourth quarter of fiscal 2003 are $371,000 of costs and expenses related to the merger with Versant which were recorded as G&A expenses.

The operating loss for the fourth quarter of fiscal 2003 decreased 23% to $889,000 as compared to $1.2 million for the quarter ended September 30, 2003. The net loss for the quarter ended December 31, 2003 was $1.0 million or $0.09 per share, based on weighted average shares outstanding of approximately 10,948,000 compared to a net loss of $1.0 million or $0.10 per share, for the quarter ended September 30, 2003, based on weighted average shares outstanding of approximately 10,925,000. The comprehensive loss was

POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD., Suite 205     Phone +1 650 212 3100    eMail investor@poet.de
INVESTOR RELATIONS     FOSTER CITY, CA 94404 (USA)            FAX +1 650 212 3105      WWW.POET.COM

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[POET LOGO]

$610,000 for the quarter ended December 31, 2003 compared to a comprehensive loss of $1.0 million for the quarter ended September 30, 2003. The comprehensive loss for the quarter ended December 31, 2003 contains a net currency gain of $279,000 which resulted primarily from the impact of the increasing strength of the euro relative to the United States dollar.

Comparing the quarter ended December 31, 2003 to the quarter ended December 31, 2002, overall revenues increased by 27%, product revenues increased by 21%, total costs and operating expenses decreased by 2%, the operating loss decreased by 36%, the net loss decreased by 8%, and the comprehensive loss decreased by 34%.

Comparing the quarter ended December 31, 2003 to the quarter ended September 30, 2003, license revenues attributable to the catalog solutions product line increased approximately $78,000 or 24% to $407,000. License revenues attributable to Poet's database product line, FastObjects, decreased approximately $42,000 or 5% to $756,000; and total service revenues increased approximately $97,000 or 12% to $923,000.

Comparing the quarter ended December 31, 2003 to the quarter ended December 31, 2002, license revenues attributable the catalog solutions product line increased from approximately $326,000 by $81,000 or 25%; license revenues attributable to Poet's database product line, FastObjects, increased from approximately $636,000 by $120,000 or 19%; and total service revenues increased from approximately $684,000 by $239,000, or 35%. The Company had cash and cash equivalents of $8.5 million at December 31, 2003.

The Company announced on September 29, 2003 that it had signed an agreement to merge with Versant Corporation. The merger will require the approval of a majority of all of the outstanding shares of Poet, not just a majority of the shares present at the meeting. The meeting of Poet stockholders to consider approval of the merger is scheduled to be held on March 17, 2004. Shareholders can vote either in person at the shareholders' meeting or by proxy. The SEC has completed its review of the voting materials and these voting materials, including the

POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD., Suite 205     Phone +1 650 212 3100    eMail investor@poet.de
INVESTOR RELATIONS     FOSTER CITY, CA 94404 (USA)            FAX +1 650 212 3105      WWW.POET.COM

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[POET LOGO]

proxy, will be sent to the shareholders shortly. Shareholders may view the materials filed by the Company with SEC at the SEC's website, www.sec.gov.

FURTHER INFORMATION:             Poet Holdings, Inc., Swantje Stoevhase

                                 Phone: +49 40 60990-0, Email: investor@poet.com

ABOUT POET HOLDINGS, INC.

Poet Holdings, Inc. provides comprehensive catalog infrastructure solutions for B2B eCommerce and the Supplier Relationship Management. Leading buying organizations, suppliers and their resellers count on the Poet's catalog platforms to efficiently buy and sell their products online. Offering a unique self-service software for suppliers, the Company is the leading provider of catalog management solutions for electronic marketplaces.

The Company also develops and markets "FastObjects by Poet", the award-winning object database designed for management of complex data in embedded systems and applications.

Poet Holdings, Inc. is headquartered in Hamburg (Germany) and maintains branch offices and strategic partners in Munich, Paris, Tokyo and Foster City (USA). The Company is publicly traded on Frankfurt Stock Exchange under ISIN:
US7304471094.
For more information, visit www.poet.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This press release contains forward-looking statements based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for and market acceptance of products and services, development of markets for Poet Holdings, Inc. products and services, the U.S. and global economies, currency exchange fluctuations, revenue projections and other risks identified in Poet Holdings, Inc. SEC filings, including our report filed on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission (SEC). Due to these risks and uncertainties, Poet Holdings, Inc.'s actual results, events and performance may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Poet Holdings, Inc. undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in Poet Holdings, Inc. Form 10-K filed with the United States Securities and Exchange Commission.

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
POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD., Suite 205     Phone +1 650 212 3100    eMail investor@poet.de
INVESTOR RELATIONS     FOSTER CITY, CA 94404 (USA)            FAX +1 650 212 3105      WWW.POET.COM
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[POET LOGO]

                      POET HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and par value amounts, Unaudited)

                                                                         December 31,       December 31,
                                                                             2003               2002
                                                                         ------------       ------------
                                ASSETS
Current assets:
    Cash and equivalents                                                   $  8.525           $  9.055
    Short term investments                                                        -              2.981
    Accounts receivable (net)                                                 2.098              1.532
    Inventories and other current assets                                        321                269
                                                                           --------           --------
       Total current assets                                                  10.944             13.837
Property, furniture and equipment, net                                          380                541
Other assets                                                                    859                834
                                                                           --------           --------
Total assets                                                               $ 12.183           $ 15.212
                                                                           ========           ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $    666           $    513
    Accrued liabilities                                                       1.056              1.154
    Restructuring accruals                                                        -                725
    Deferred revenue                                                            673                419
                                                                           --------           --------
       Total current liabilities                                              2.395              2.811
                                                                           --------           --------
Long term obligation                                                             35                  -

Stockholders' equity:
    Preferred stock, $0.001 par value; 3,000,000 shares authorized;
    no shares outstanding                                                         -                  -
    Common stock, $0.001 par value; 100,000,000 shares authorized
    Shares outstanding: 2003 - 11,011,934; 2002 - 10,893,646                     11                 11
    Additional paid in capital                                               66.389             66.291
    Deferred stock compensation                                                   -                  -
    Accumulated deficit                                                     (57.885)           (54.533)
    Accumulated other comprehensive income                                    1.238                632
                                                                           --------           --------
       Total stockholders' equity                                             9.753             12.401
                                                                           --------           --------
Total liabilities and stockholders' equity                                 $ 12.183           $ 15.212
                                                                           --------           --------

POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD., Suite 205     Phone +1 650 212 3100    eMail investor@poet.de
INVESTOR RELATIONS     FOSTER CITY, CA 94404 (USA)            FAX +1 650 212 3105      WWW.POET.COM

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[POET LOGO]

                      POET HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
                                   OPERATIONS
                (in thousands, except per share data, Unaudited)

                                                                     Three Months Ended               Twelve Months Ended
                                                                        December 31,                      December 31,
                                                                     2003            2002            2003             2002
                                                                 ------------   ------------     -------------    ------------
Revenues:
     Product                                                       $ 1.163         $   962          $ 4.388         $ 4.421
     Consulting and training                                           369             324            1.570           1.309
     Support and maintenance                                           554             360            1.659           1.750
                                                                   -------         -------          -------        --------
Total revenues                                                       2.086           1.646            7.617           7.480
                                                                   -------         -------          -------        --------
Costs and operating expenses:
     Cost of product                                                    37              61              251             443
     Cost of consulting and training                                   279             312            1.158           1.279
     Cost of support and maintenance                                   279             274              895           1.368
     Selling and marketing                                             943           1.064            4.153           7.275
     Research and development                                          680             825            3.240           3.935
     General and administrative                                        757             424            2.157           2.388
     Restructuring Costs                                                 -              59                -           1.832
     Amortization of deferred stock compensation (*)                     -               9                -              74
                                                                   -------         -------          -------        --------
                 Total costs and operating expenses                  2.975           3.028           11.854          18.594
                                                                   -------         -------          -------        --------
Operating loss                                                        (889)         (1.382)          (4.237)        (11.114)
                                                                   -------         -------          -------        --------
Other income (expense):

     Interest expense                                                   (3)              -               (6)             (2)
     Interest income and other, net                                   (135)            276              900             608
                                                                   -------         -------          -------        --------
     Total other income (expense), net                                (138)            276              894             606
                                                                   -------         -------          -------        --------
Loss before income taxes                                            (1.027)         (1.106)          (3.343)        (10.508)
Income tax expense                                                      -              (13)             (11)            (71)
                                                                   -------         -------          -------        --------
Net loss                                                           $(1.027)        $(1.119)         $(3.354)       $(10.579)
                                                                   =======         =======          =======        ========
Other comprehensive income (loss)                                      417             199              609             349
                                                                   -------         -------          -------         -------
Comprehensive loss                                                 $  (610)        $  (920)         $(2.745)       $(10.230)
                                                                   =======         =======          =======        ========
Basic and diluted net loss per share                               $ (0.09)        $ (0.10)         $ (0.31)       $  (0.97)
                                                                   =======         =======          =======        ========
Shares used in computing basic and diluted net loss per share       10.948          10.893           10.928          10.886
                                                                   =======         =======          =======        ========
(*) Amortization of deferred stock compensation
     Cost of consulting and training                               $     -         $     1          $     -        $      9
     Cost of support and maintenance                                     -               1                -               3
     Selling and marketing                                               -               2                -              31
     Research and development                                            -               3                -              21
     General and administrative                                          -               2                -              10
                                                                   -------         -------          -------         -------
                                                                   $     -         $     9          $     -        $     74
                                                                   =======         =======          =======        ========

POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD., Suite 205     Phone +1 650 212 3100    eMail investor@poet.de
INVESTOR RELATIONS     FOSTER CITY, CA 94404 (USA)            FAX +1 650 212 3105      WWW.POET.COM